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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A of the InvestBio Opportunity Trust and to the use of our report dated June 20, 2002 on the statement of assets and liabilities and of operations of the InvestBio Opportunity Fund ("FUND"). Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.

                                                  TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
AUGUST 16, 2002